Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-169568, 333-146768, 333-109962, 333-100842, and 333-72990) and the Registration Statement on Form S-3 (No. 333-54006), respectively, of our reports dated June 13, 2012, with respect to the consolidated financial statements of Daktronics, Inc. and the effectiveness of internal control over financial reporting of Daktronics, Inc., included in this Annual Report (Form 10-K) for the year ended April 28, 2012.
Our audits also included the financial statement schedules of Daktronics, Inc. listed on Item 15(a)(1). These schedules are the responsibility of Daktronics, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is June 13, 2012, the financial statement schedules referred to above, when considered in relation to the financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/Ernst & Young LLP
Minneapolis, Minnesota
June 13, 2012